___________________________________

                             RLI Corp./Name of Director
                               Director's Stock Option
                         ___________________________________
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                               Table of Contents


I.   RECITALS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
A.  Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
B.  Tax Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
C.  Securities Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

II.  AGREEMENTS: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

1.   Grant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

3.   Exercise Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

4.   Exercise Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
4.1  Transferability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

5.   Exercise Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . .2
5.1  Exercise. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
5.2  Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

6.   Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

7.   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
7.1  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
7.2  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
7.3  Incorporation by Reference. . . . . . . . . . . . . . . . . . . . . . . .4
7.4  Interpretive Guidelines . . . . . . . . . . . . . . . . . . . . . . . . .4
7.5  Invalid Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

8.   Glossary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Disabled . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Execution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Fair Market Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Grant Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
RLI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Securities Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Stock Option Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

III. EXECUTION:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

THIS RLI CORP./NAME OF DIRECTOR DIRECTOR'S STOCK OPTION ("Option") is issued to Name of Director ("(Name of Director)") pursuant to the RLI Corp. ("RLI") Stock Option Plan ("Plan") at Peoria, Illinois.

                                I.   RECITALS:

                                 A.  Purposes

The Board of Directors adopted the Directors' Stock Option Plan to provide compensation, in the form of stock options, to each director of RLI who is not an employee of RLI at the time of such director's election or selection to the Board of Directors in an effort to enhance RLI's ability to attract and retain well-qualified individuals to serve as directors of RLI. The Board of Directors believes that the Directors' Stock Option Plan will also enhance the long-term commitment of outside directors to RLI and further align their interests with the interests of the shareholders.

                                 B.  Tax Law

This Option is granted pursuant to the Plan and is not an "incentive stock option" as defined in Code Section 422 Incentive Stock Option. Accordingly, upon the exercise of this option, (Name of Director) must recognize income equal to the difference between the purchase price for the shares and the option price for the shares.

                              C.  Securities Law

The Plan and any Option Share issuable pursuant to this Option comply with all Securities Laws.

                               II.  AGREEMENTS:

NOW, THEREFORE, (Name of Director) and RLI agree as follows:

Grant

Effective May 2, 1996, subject to shareholder ratification of the adoption of the Plan by the Board of Directors, RLI hereby grants to (Name of Director) an option ("Option") to purchase three thousand (3,000) shares of RLI ("Option Shares").

If any change in the outstanding shares occurs by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by RLI of all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number of Option Shares shall automatically be equitably adjusted by the Stock Option Committee to reflect any such change.

Price

The price in respect of each Option Share shall be an amount equal to the Fair Market Value of such Option Share on the Grant Date.

Exercise Period
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(Name of Director) must exercise this Option before the expiration of the ten
(10) year period beginning on the Grant Date.

Exercise Schedule

Except in the case of (Name of Director)'s death, Disability or termination of (Name of Director)'s status as a director of RLI, this Option may not be exercised for more than the percentage of the aggregate number of Option Shares, determined by the number of full years from the Grant Date to the date of such exercise, in accordance with the following Option exercise schedule:

Cumulative Percentage
Completed Years                        of Option Shares That May
From Grant Date                              Be Exercised

Less than 1 year                                  0%
1 but less than 2 years                       up to 33%
2 but less than 3 years                       up to 66%
3 but less than 4 years                       up to 100%

In the case of (Name of Director)'s death, Disability or the termination of (Name of Director)'s status as a director of RLI, the preceding Option exercise schedule shall not be applicable and (Name of Director) may exercise this Option with respect to all Option Shares.

Transferability

This Option may not be Transferred by (Name of Director) otherwise than by will or the laws of descent and distribution without the consent of the Stock Option Committee.

Upon the death of (Name of Director) while a director of RLI, this Option may be exercised by the estate of (Name of Director) or by a Person who acquired the right to exercise such Option by bequest or inheritance, or by reason of the death of (Name of Director).

Exercise Procedures

(Name of Director) must satisfy the conditions expressed in the following Sections with respect to the exercise of this Option.

Exercise

This Option must be exercised by written notice from (Name of Director) to RLI at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or its then current principal office, Attention: Vice President/Administration. The notice must express the number of Option Shares for which this Option is being exercised and must be accompanied by certified funds in the amount of the Option price. If this Option is exercised other than by (Name of Director), such Person shall provide evidence of authority to exercise this Option as counsel to RLI may periodically request.

Certificate

Subject to the satisfaction of the conditions expressed in the following paragraphs, a certificate for the Option Shares will be issued as soon as reasonably practical.

RLI need not issue a certificate until RLI has complied with all requirements of the Securities Laws, rules of any stock exchange on which RLI's shares may then be listed, and all applicable Federal and state laws in connection with the issuance or sale of such Option Shares or the listing of such Option Shares on any such exchange. Until the issuance of the certificates for such Option Shares, (Name of Director) shall have no rights of a shareholder with respect to the Option Shares or this Option.

If no registration statement under the Securities Laws is in effect covering the issuance of the Option Shares to (Name of Director), the certificate must bear a legend to the effect that the Option Shares cannot be Transferred in the absence of such a registration statement or an opinion of counsel satisfactory to RLI that such registration is not required, coupled with a representation from (Name of Director) that the Option Shares are being acquired by (Name of Director) for investment and not with a view toward the resale or distribution thereof, and that the Option Shares will not be Transferred in the absence of such registration statement or an opinion of counsel satisfactory to RLI that such registration is not required.

Beneficiary

(Name of Director) may designate a beneficiary of this Option. If (Name of Director) fails to designate a beneficiary, (Name of Director)'s Option will be distributed to the individuals expressed in the following phrases and in the order in which each sentence appears. (Name of Director)'s spouse; (Name of Director)'s then living descendants, per stirpes; the individuals entitled to inherit (Name of Director)'s property under the law of the State of Illinois and in the proportions determined under such law.

General

Amendment

This Option may be periodically amended with the consent of the Parties.

Governing Law

The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Illinois, except to the extent preempted by Federal law, which shall to the extent govern.

Incorporation by Reference

The terms and provisions of the Plan are hereby incorporated herein by this reference.

Interpretive Guidelines

The Stock Option Committee shall interpret and construe this Option, which interpretation and constructions shall be conclusive and binding on the Parties and any other Person claiming an interest in respect of (Name of Director).

The words and phrases set off by quotation marks in the Glossary have the meanings therein indicated. Any word or phrase which appears in this Plan in parenthesis, set off by quotation marks and capitalized, has the meaning denoted by its context. Whenever the words and phrases defined either in the Glossary or elsewhere in this Plan are intended to have their defined meanings, the first letter of such word or the first letters of all substantive words in such phrase will be capitalized. When the context permits, a word or phrase used in the singular means the plural, and when used in any gender, its meaning also includes all genders. Captions of Sections are inserted as a matter of convenience only and do not define, limit or extend the scope or intent of this Plan or any provision hereof.

Invalid Provision

If any term or provision of this Option, or the application thereof to any Person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Option, or the application of such term or provision to such Person or circumstance other than that as to which it is invalid or unenforceable, will not be affected, and each term and provision of this Option will be valid and will be enforced to the fullest extent permitted by law.

Glossary

"Code" means the Internal Revenue Code of 1986, as may periodically be amended.

"Disabled" means the state of being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months.

"Execution Date" means the date on which the last Party to sign this Option signs this Option.

"Fair Market Value" means, in respect of any share of RLI, the closing price on such date or on the next business date, if such date is not a business day, of a share of RLI reflected in The Wall Street Journal or any other publication selected by the Stock Option Committee; however, if shares of RLI shall not have been traded on the New York Stock Exchange for more than ten
(10) days immediately preceding such date, or if deemed appropriate by the Stock Option Committee for any other reason, the fair market value of shares of RLI shall be determined by RLI in such other manner as it may deem appropriate.

"Grant Date" means May 2, 1996.

"Parties" means (Name of Director) and RLI.

"Person" means an individual, partnership, corporation, unincorporated organization, limited liability company, a government or any department or agency thereof, or any combination of the foregoing.

"Plan" means the RLI Corp. Directors' Stock Option Plan, as periodically amended or restated.
"RLI" means RLI Corp. or its successor.

"Securities Laws" means collectively (a) the Securities Act of 1933, as periodically amended, 15 U.S.C. Section 77a, et seq., (b) the Securities Exchange Act of 1934, as periodically amended, 15 U.S.C. Section 78a, et seq., including Rule 16(b)-3; (c) any subsequent federal legislation and (d) any state legislation regulating the sale of any security.

"Stock Option Committee" means a committee comprised of the outside members of the Board of Directors of RLI.

"Transfer" means any direct or indirect, voluntary or involuntary, for value, by operation of law or otherwise, assignment, or other disposition of any direct or indirect, economic or legal interest in, including but not limited to, any security interest in or with respect to either any Option Share or this Option.

[The balance of this page is intentionally left blank. The next page begins with Section III. EXECUTION.]
                                III. EXECUTION:

Executed in duplicate at Peoria, Illinois, on the Execution Date effective May 2, 1996.

RLI:                                        (Name of Director):

RLI Corp.                                   ________________________________
                                             Name of Director
By:______________________________
   Its:________________________              Dated:__________________________

Dated:___________________________
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